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EXHIBIT INDEX

Company Press Release dated November 21, 2001, titled Stewart & Stevenson Services Announces Fiscal Third Quarter Earnings Release and Conference Call Schedule.


News From:                             [LOGO]
                                                       STEWART & STEVENSON
                                                       CORPORATE HEADQUARTERS
                                                       P.O. BOX 1637
                                                       HOUSTON, TX  77251-1637

                                    Client:  Stewart & Stevenson Services, Inc.

FOR IMMEDIATE RELEASE             Contact:  Ken Dennard / kdennard@easterly.com
                                            Lisa Elliott / lisae@easterly.com
                                            Easterly Investor Relations
                                            713-529-6600

             STEWART & STEVENSON SERVICES ANNOUNCES FISCAL THIRD
            QUARTER EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

    NOVEMBER 21, 2001 - HOUSTON, TEXAS - STEWART & STEVENSON SERVICES, INC. (NASDAQ: SSSS) today announced plans to release its fiscal third quarter results on Wednesday, November 28, 2001 at 6:00 a.m. eastern time.

    Stewart & Stevenson has scheduled a conference call for Wednesday, November 28, 2001 at 11:00 a.m. eastern time. Participating in the call will be Michael Grimes, Chief Executive Officer, and John Doster, Chief Financial Officer.

    To listen to the call, dial (719) 457-2665 at least ten minutes before the conference call begins and ask for the Stewart & Stevenson Services conference call. A replay of the call will be available approximately two hours after the call ends and will be accessible until Wednesday, December 5, 2001. To access the replay, dial (719) 457-0820 and enter the pass code 581490.

    Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the Company's web site at www.ssss.com. To listen to the live call on the web, please visit the Stewart & Stevenson website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call ends. For more information, please contact Karen Roan at Easterly Investor Relations at (713) 529-6600 or email karen@easterly.com.

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            Stewart & Stevenson Services, Inc., founded in 1902, is a
            billion-dollar company that manufactures, distributes, and provides
[LOGO] services for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including petroleum, power generation, defense, airline, marine and transportation. For more information on Stewart & Stevenson visit www.ssss.com.